TRICO MARINE SERVICES, INC.

                                                     EXHIBIT 11.1

                                           COMPUTATION OF EARNINGS PER SHARE

                             (In thousands, except share and per share amounts)
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

                                             Three Months Ended June 30, 1998             Three Months Ended June 30, 1997
                                             _____________________________________        ____________________________________
                                                                            Per-                                       Per-
                                               Income         Shares       share            Income       Shares       share
                                            (Numerator)    (Denominator)   Amount         (Numerator) (Denominator)   Amount
                                            ____________   _____________   _______        ___________ _____________   _______
Net income                                 $   11,724                                     $   7,974
                                           ____________                                  ____________

Basic earnings per share

Income available to common shareholders        11,724        20,335,702     $0.58             7,974       15,568,863     $0.51
                                                                            =====                                        =====

Effect of Dilutive Securities

Stock option grants                                 -           766,753                           -        1,285,326
                                             ____________   ____________                   ___________   ____________

Diluted earnings per share

Income available to common shareholders
     plus assumed conversions              $   11,724        21,102,455     $0.56         $   7,974       16,854,189     $0.47
                                           ==============   =============   ======         ============   =============  =====



                                             Six Months Ended June 30, 1998                  Six Months Ended June 30, 1997
                                             ____________________________________            _________________________________
                                                                            Per-                                         Per-
                                               Income         Shares       share            Income       Shares         share
                                            (Numerator)    (Denominator)   Amount          (Numerator) (Denominator)    Amount
                                            ___________    _____________   _______         ___________ _____________    ______

Net income                                 $   21,568                                     $  14,645
                                            ____________                                   ____________

Basic earnings per share

Income available to common shareholders        21,568        20,317,926     $1.06            14,645       15,551,176     $0.94
                                                                            ======                                       =====

Effect of Dilutive Securities

Stock option grants                                 -           780,062                           -        1,308,254
                                             ____________   ____________                 ____________     ____________

Diluted earnings per share

Income available to common shareholders
     plus assumed conversions              $   21,568        21,097,988     $1.02         $  14,645       16,859,430     $0.87
                                           ==============   =============   =====        ============     ===========    =====
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